SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MassRoots, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-2612944
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

1624 Market Street, Suite 201, Denver, CO 80202

(720) 442-0052

(Address, including Zip Code, of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. []	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:	333-196735
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act: None.

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class

to be so Registered

Common Stock, par value $0.001

Item 1. Description of Registrant's Securities to be Registered.

The description of the common stock, par value $0.001 per share, of MassRoots, Inc. (the "Company") included in Amendment No. 3 to the Company's Registration Statement on Form S-1, which was filed with the Securities and Exchange Commission on August 26, 2014 (Registration No. 333-196735), under the heading “Description Of Securities” is hereby incorporated herein by reference.

Item 2. Exhibits.

Exhibit	Description of Document
2.1	Plan of Reorganization, dated March 18, 2014*
3.1	Amended and Restated Certificate of Incorporation of the Company. *
3.2	Amendment to Amended and Restated Certificate of Incorporation of the Company*
3.3	Bylaws of Company.*
4.1	Specimen Common Stock Certificate. *

* Incorporated by reference to the Company’s Amendment to its Registration Statement on Form S-1 filed with the SEC on June 13, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 27, 2015	MassRoots, Inc.

By: /s/ Isaac Dietrich
Name: Isaac Dietrich
Title: Chief Executive Officer